Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

 INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

 TRUSTEE PURSUANT TO SECTION 305(b)(2) [   ]

  _________________

THE BANK OF NEW YORK MELLON

 (Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

225 Liberty Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

 The Bank of New York Mellon

 240 Church Street

 New York, NY 10286

 (212) 635-7989

 (Name, address and telephone number of agent for service)

ASTRAZENECA PLC

 (Exact name of obligor as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, England (Address of principal executive offices)	CB2 0AA (Zip code)

_________________

Debt Securities

  (Title of the indenture securities)

_________________

Item 1. General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	One State Street, New York, N.Y. 10004-1417
State of New York	and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Borough of Woodland Park, and State of New Jersey, on the 8th day of November, 2019.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2019, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,814,000
Interest-bearing balances	84,689,000
Securities:
Held-to-maturity securities	34,540,000
Available-for-sale securities	83,638,000
Equity securities with readily determinable fair values not held for trading	41,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	47,936,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	23,952,000
LESS: Allowance for loan and lease losses	120,000
Loans and leases held for investment, net of allowance	23,832,000
Trading assets	3,898,000
Premises and fixed assets (including capitalized leases)	2,469,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,772,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,052,000
Other assets	15,465,000
Total assets	310,148,000

LIABILITIES
Deposits:
In domestic offices	140,976,000
Noninterest-bearing	53,754,000
Interest-bearing	87,222,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	117,370,000
Noninterest-bearing	5,915,000
Interest-bearing	111,455,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,311,000
Securities sold under agreements to repurchase	962,000
Trading liabilities	2,366,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	12,531,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	6,626,000
Total liabilities	284,142,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,080,000
Retained earnings	15,154,000
Accumulated other comprehensive income	-1,363,000
Other equity capital components	0
Total bank equity capital	26,006,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,006,000
Total liabilities and equity capital	310,148,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf Samuel C. Scott Joseph J. Echevarria	Directors